                                                               Ex-99.(d)(2)(ix)

                     Wells Fargo Master Trust -- International Growth Portfolio

                                  APPENDIX A

                   ARTISAN INVESTMENT SUB-ADVISORY AGREEMENT

                           WELLS FARGO MASTER TRUST

                              Master Trust Funds
                        -------------------------------
                        International Growth Portfolio

Most recent annual approval by the Board of Trustees: March 26, 2010

                     Wells Fargo Master Trust -- International Growth Portfolio

                                  APPENDIX B

                   ARTISAN INVESTMENT SUB-ADVISORY AGREEMENT
                                 FEE AGREEMENT

                           WELLS FARGO MASTER TRUST

   This fee agreement is made as of the 6th day of October, 2004, by and between Wells Fargo Master Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and Artisan Partners Limited Partnership (the
"Sub-Adviser").

   WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

   WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

   NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the Fund's average daily net assets throughout the month:

              Name of Fund                    Sub-Advisory Rate/1/
              ------------                    -------------------
              International Growth Portfolio   First 50M  0.80%
                                               Next 200M  0.60%
                                               Over 250M  0.50%

   If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Funds.

--------
/1/ On March 26, 2010, the Board of Trustees approved sub-advisory fee changes for the International Growth Portfolio. Effective April 1, 2010 the prior sub-advisory rates of 0.70% for the First 50M and 0.50% Over 250M will change to the sub-advisory rates provided in the table.

                     Wells Fargo Master Trust -- International Growth Portfolio

   The foregoing fee schedule is agreed to as of April 1, 2010 and shall remain in effect until changed in writing by the parties.

                                             WELLS FARGO MASTER TRUST
                                             on behalf of the Fund

                                             By:
                                                  -----------------------------
                                                  C. David Messman
                                                  Secretary

                                             WELLS FARGO FUNDS MANAGEMENT, LLC

                                             By:
                                                  -----------------------------
                                                  Andrew Owen
                                                  Executive Vice President

                                             ARTISAN PARTNERS LIMITED
                                             PARTNERSHIP
                                             By Artisan Investment Corporation,
                                             its general partner

                                             By:
                                                  -----------------------------
                                             Name:
                                             Title: